EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dominik Beck, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, certify that the Quarterly Report of IRIDEX Corporation on Form 10-Q for the fiscal quarter ended June 30, 2012 (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of IRIDEX Corporation.

Date: August 7, 2012

By:	/s/ DR. DOMINIK BECK
Name:	Dr. Dominik Beck
Title:	President and Chief Executive Officer
(Principal Executive Officer)

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